EX-23.1
                                Van Dorn & Bossi
                                  1966 13th St.
                               Boulder, CO 80302
                            Telephone: (303) 443-9599
                               Fax: (303) 443-7878


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: Mind2Market, Inc.
    Commission File # 0-2871

Gentlemen:

     We have read Item 4 included in the Form 8K of Mind2Market, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.





                                         /s/Van Dorn & Bossi
                                        -----------------------------------
                                            Van Dorn & Bossi
Denver, Colorado
August 2, 2004